UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

MOSAIC SEGMENT REALIGNMENT

This report should be read in conjunction with the annual report on Form 10-K for the fiscal year ended May 31, 2009 (the “10-K Report”), and the quarterly report on Form 10-Q for the nine months ended February 28, 2010 (the “10-Q Report”) of The Mosaic Company (“Mosaic” and individually or in any combination with its consolidated subsidiaries, “we”, “our”, or the “Company”), including the Management’s Discussion and Analysis of Results of Operations and Financial Condition and the consolidated or condensed consolidated financial statements and accompanying notes therein, as well as Mosaic’s current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2009 (the “8-K Report”).

On November 30, 2009, Mosaic announced that it was realigning its business segments (the “Realignment”) to more clearly reflect the Company’s evolving business model.

In the 8-K Report, we reported net sales, gross margin, operating earnings (loss) and depreciation, depletion and amortization for our reportable segments for each of the eight fiscal quarters through the fiscal quarter ended August 31, 2009, adjusted to reflect the Realignment and as previously reported. The tables below show net sales, gross margin, operating earnings (loss) and depreciation, depletion and amortization for our reportable segments for the fiscal quarter ended August 31, 2007, adjusted to reflect the Realignment and as previously reported:

Condensed Consolidated Financial Highlights - As Revised

(dollars in millions)

The Mosaic Company	(unaudited)

Three months ended August 31, 2007
Net sales:
Phosphates (a)	$1,587.6
Potash	411.8
Corporate/Other (b)	3.9

$2,003.3

Gross margin:
Phosphates	$402.0
Potash	126.6
Corporate/Other (b)	(6.8)

$521.8

Operating earnings (loss):
Phosphates	$339.3
Potash	110.2
Corporate/Other (b)	0.1

$449.6

Depreciation, depletion and amortization:
Phosphates	$51.2
Potash	28.7
Corporate/Other	2.3

$82.2

Condensed Consolidated Financial Highlights - As Previously Reported

(dollars in millions)
The Mosaic Company	(unaudited)

Three months ended August 31, 2007
Net sales:
Phosphates (a)	$1,182.5
Potash	411.8
Offshore	497.5
Corporate/Other (b)	(88.5)

$2,003.3

Gross margin:
Phosphates	$353.5
Potash	126.6
Offshore	51.1
Corporate/Other (b)	(9.4)

$521.8

Operating earnings (loss):
Phosphates	$310.2
Potash	110.2
Offshore	30.1
Corporate/Other (b)	(0.9)

$449.6

Depreciation, depletion and amortization:
Phosphates	$47.2
Potash	28.7
Offshore	4.0
Corporate/Other	2.3

$82.2

(a)	Includes PhosChem sales and cost of goods sold for its other member of $113 million for the three months ended August 31, 2007. PhosChem is a consolidated subsidiary of Mosaic.
(b)	Includes elimination of intersegment sales.

In the 8-K Report, we also reported certain additional key statistics for our business for each of the eight fiscal quarters through the fiscal quarter ended August 31, 2009, adjusted to reflect the Realignment and as previously reported. The tables below show certain additional key statistics for our business for the fiscal quarter ended August 31, 2007, adjusted to reflect the Realignment and as previously reported:

The Mosaic Company	Key Statistics - As Revised (unaudited)

Three months ended August 31, 2007
Sales volumes (000 tonnes):
Phosphates Segment
Phosphates
Crop Nutrients (a):
North America	902
International	1,161
Crop Nutrient Blends (b)	908
Feed Phosphates	222
Other (c)	256

Total Phosphates Segment Tonnes (a)	3,449

Potash Segment
Potash
Crop Nutrients (d):
North America	789
International	1,070
Non agricultural	225

Total Potash Segment Tonnes (e)	2,084

Production volumes (North America)
(000 tonnes):
Phosphates	2,045
Potash	1,856

Average selling price per tonne:
DAP (f)	$408
Blends (b) (g)	354
MOP (f)	162
K-Mag® (f)	120

Average price for key raw materials:
Ammonia (tonne) (Central Florida) (h)	$326
Sulfur (long ton) (North America)	77

Canadian resource taxes and royalties ( i)	$37

The Mosaic Company	Key Statistics - As Previously Reported (unaudited)

Three months ended August 31, 2007
Sales volumes (000 tonnes):
Phosphates Segment
Phosphates
Crop Nutrients (a):
North America	902
International	1,141
Feed Phosphates	200

Total Phosphates Segment Tonnes (a)	2,243

Potash Segment
Potash
Crop Nutrients (d):	789
North America	1,070
International
Non agricultural	225

Total Potash Segment Tonnes (e)	2,084

Production volumes (North America)
(000 tonnes):
Phosphates	2,045
Potash	1,856

Average selling price per tonne:
DAP (f)	$407
MOP (f)	164
K-Mag® (f)	121

Average price for key raw materials:
Ammonia (tonne) (Central Florida) (h)	$326
Sulfur (long ton) (North America)	77

Canadian resource taxes and royalties ( i)	$37

(a)	Phosphates volumes represent dry product tonnes. Excludes tonnes sold by PhosChem for its other member.
(b)	The average product mix in our Blends (by volumes) contains approximately 50% phosphate, 25% potash and 25% nitrogen, although this mix can differ based on seasonal and other factors.
(c)	Other volumes are primarily single superphosphate, potash and urea sold in countries outside North America.
(d)	Potash volumes include intersegment sales, and exclude tonnes mined under a third party tolling arrangement.
(e)	Includes sales volumes (in thousands of tonnes) of 188 tonnes of K-Mag® for the three months ended August 31, 2007.
(f)	FOB Plant, sales to unrelated parties.
(g)	FOB destination
(h)	Delivered Tampa, Florida
(i)	Amounts in millions of U.S. dollars

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 4, 2010	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary